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                                                                   EXHIBIT 10.20

                             FIRST AMENDMENT TO THE
             ST. JOE COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002)

Pursuant to Section 9.1 of The St. Joe Company Supplemental Executive Retirement Plan (as amended and restated effective January 1, 2002) (hereinafter the "Plan"), said Plan is hereby amended effective June 1, 2003, as follows:

1.    Section 2.10 is amended and restated in its entirety to read as follows:

      "2.10 COMPENSATION

      Means the gross base salary, commissions, and bonuses which are reported on IRS Form W-2; provided, however, regardless of when such remuneration was earned, "Compensation" does not include:

      (a) any amounts processed within pay periods which end 31 days or more after termination of employment,

      (b) sign-on and new hire referral bonuses,

      (c) commissions on sale of own residence,

      (d) severance pay,

      (e) payments made after the death of the Employee,

      (f) recoverable draws,

      (g) distributions from any qualified or nonqualified retirement plan, and

      (h) gratuities and tips.

      The Employer's classification of income and its determination as to the date paid for purposes of this paragraph shall be conclusive and binding on Participants. As used herein, the term "gross base salary" includes overtime and certain wage replacement payments such as PTO, holiday, bereavement, jury duty, disaster pay, volunteer pay, and military duty (in no event less than the amount required by Code Section 414(u)); elective deferrals under Code Section 402(g)(3); elective deferrals to The St. Joe Company Deferred Capital Accumulation Plan; amounts contributed or deferred under
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      Code Section 125; and effective January 1, 2001, elective amounts that are not includible in the gross income of the Participant by reason of Code
      Section 123(f)(4)."

2.    Section 6.1 is amended and restated in its entirety to read as follows:

      "PAYMENT UPON TERMINATION OF SERVICE

      If the service of a Participant with the Employer shall be terminated for any reason other than death, such Participant's vested Account shall be paid to him by the Employer pursuant to the terms of the election made by such Participant pursuant to Section 6.4. Payment of such benefits shall begin on or before the later of December 31 or six (6) months following such termination. If the Participant has elected three (3) annual installments, payments shall be made on a date designated by the Plan Administrator. The amount of any lump sum distribution or installment payment shall be based on the value of the Participant's vested Account as of the last day of the month immediately preceding the payment date."

3.    Section 6.3 is amended and restated in its entirety to read as follows:

      "MODE OF PAYMENT

      Any vested Account payable under the Plan shall be paid in one of the following forms, as elected by the Participant in accordance with Section 6.4:

            (a) a lump sum, or
            (b) three (3) annual installments.

      Notwithstanding the foregoing, if the Account value is $100,000 or less, it shall be paid as a lump sum irrespective of the Participants' election under Section 6.4.

      If payment of the Participant's Account is paid in three (3) annual installments, the amount of each succeeding installment shall be adjusted, as of the last day of the month immediately preceding the date of which such installment shall be paid. Such adjusted installment payment shall be equal to the amount of the Participant's undistributed Account as of such date (following adjustment as of such date in accordance with Section 4.2 and Section 4.5) divided by the number of installments remaining to be paid hereunder."

4. All of the provisions of the Plan not specifically mentioned in this Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.
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IN WITNESS WHEREOF, The St. Joe Company has caused this Amendment to be executed, effective as of the date first set forth above, by its duly authorized officer.

                                        The St. Joe Company

Dated:     May 22, 2003                 By:       /s/ Rachelle Gottlieb
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                                                 Rachelle Gottlieb
                                                 Vice President, Human Resources